Exhibit 4.4

March 26, 2018

U.S. Bank National Association, as trustee

One Financial Square

Louisville, Kentucky 40202

Re: Brown-Forman Corporation, Company Order and Officers’ Certificate

Ladies and Gentlemen:

Pursuant to Sections 1.02, 2.02, 3.01 and 3.03 of the indenture, dated as of April 2, 2007 (the “Base Indenture”), between Brown-Forman Corporation (the “Company”) and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the first supplemental indenture, dated as of December 13, 2010, between the Company and the Trustee and the second supplemental indenture, dated as of June 24, 2015, between the Company and the Trustee (collectively with the Base Indenture, the “Indenture”), you, as Trustee, are hereby authorized and directed to authenticate and deliver an aggregate principal amount of $300,000,000 of the Company’s 3.500% Senior Notes due 2025 (the “2025 Notes”) and an aggregate principal amount of $300,000,000 of the Company’s 4.000% Senior Notes due 2038 (the “2038 Notes,” and collectively with the 2025 Notes, the “Notes”) in the form attached hereto as Exhibit A and Exhibit B, respectively. In connection therewith, each of the undersigned, the Senior Vice President and Treasurer and Executive Vice President and Chief Financial Officer of the Company, hereby certify that:

a.    The undersigned have read all covenants and conditions of the Indenture relating to the creation of the Notes.

b.    The statements made herein are based either upon the personal knowledge of the persons making such statements or on information, data and reports furnished to such persons by the officers, counsel, department heads or employees of the Company who have knowledge of the facts involved.

c.    In the opinion of the undersigned, they have made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not all conditions provided for in the Indenture with respect to this Company Order have been complied with.

d.    In the opinion of the undersigned, all conditions precedent provided for in the Indenture relating to the authentication by the Trustee of the Notes have been complied with, and such Notes may be delivered in accordance with this Company Order as provided in the Indenture.

e.    The terms of the 2025 Notes (including the form of the 2025 Notes) and the terms of the 2038 Notes (including the form of the 2038 Notes) shall be as set forth in Exhibit A and Exhibit B, respectively, as established pursuant to resolutions duly adopted by the Pricing Committee of the Board of Directors of the Company on March 22, 2018 (a copy of such resolutions being attached hereto as Exhibit C).

IN WITNESS WHEREOF, the undersigned have hereunto executed this Certificate as of the date first written above.

/s/ Paul C. Varga
Name:	Paul C. Varga
Title:	Chairman and Chief Executive Officer

/s/ Jane C. Morreau
Name:	Jane C. Morreau
Title:	Executive Vice President and Chief
Financial Officer

[Signature Page to Officers’ Certificate Pursuant to Indenture]

Exhibit A

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

No. R-1	CUSIP No. 115637AS9

BROWN-FORMAN CORPORATION

3.500% NOTE DUE 2025

BROWN-FORMAN CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $300,000,000 (THREE HUNDRED MILLION DOLLARS) on April 15, 2025 and to pay interest on said principal sum semi-annually on April 15 and October 15 of each year, commencing, October 15, 2018, at the rate of 3.500% per annum from March 26, 2018, or from the most recent date in respect of which interest has been paid or duly provided for, until payment of the principal sum has been made or duly provided for. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Record Date for such Interest Payment Date, which shall be the April 1 or October 1 (whether or not a New York Business Day) next preceding such Interest Payment Date. Any such interest that is payable but is not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not earlier than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed and upon such notice as may be required by such exchange, if such manner of payment shall be deemed practical by the Trustee, all as more fully provided in the Indenture.

Payment of the principal of and interest on this Note will be made at the Place of Payment in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts; provided, however, that payments of interest may be made at the option of the Company by checks mailed to the addresses of the Persons entitled thereto as such addresses shall appear in the Security Register.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place. Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by manual or facsimile signature under its corporate seal or a facsimile thereof.

Dated:

BROWN-FORMAN CORPORATION

By:
Authorized Officer

By:
Authorized Officer

[seal]

Attest:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

Authorized Officer

REVERSE OF NOTE

BROWN-FORMAN CORPORATION

3.500% NOTE DUE 2025

This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of April 2, 2007, as supplemented by the First Supplemental Indenture dated as of December 13, 2010 and the Second Supplemental Indenture dated as of June 24, 2015 (as so supplemented, the “Indenture”), between the Company and U.S. Bank National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee, and the Holders of the Securities, the terms upon which the Securities are, and are to be, authenticated and delivered, and the definition of capitalized terms used herein and not otherwise defined herein. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may be denominated in different currencies, may mature at different times, may bear interest (if any) at different rates (which rates may be fixed or variable), may be subject to different redemption provisions (if any), may be subject to different sinking, purchase, or analogous funds (if any), may be subject to different covenants and Events of Default, and may otherwise vary as provided in the Indenture. This Note is one of a series of Securities of the Company designated as set forth on the face hereof (herein called the “Notes”), initially limited in aggregate principal amount to $300,000,000. The Company may re-open the Notes and issue an unlimited aggregate principal amount of additional notes from time to time in accordance with the terms of the Indenture. Any such additional notes, together with the then outstanding Notes, shall constitute a single series of Securities under the Indenture. No additional notes may be issued if an Event of Default (as defined in the Indenture) has occurred with respect to the Notes or if such additional notes shall not be fungible with the previously issued Notes for federal income tax purposes.

The Notes may be redeemed at the Company’s option, upon notice as set forth in the Indenture, in whole or in part prior to February 15, 2025 at a redemption price equal to (A) the greater of (i) 100% of the principal amount of the Notes to be redeemed on the redemption date or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed on that redemption date (not including any portion of any payment of interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 15 basis points, as determined by the Reference Treasury Dealer, plus (B) in each case accrued and unpaid interest on the Notes to the redemption date. At any time on or after February 15, 2025, the Notes may be redeemed at the Company’s option, upon notice as set forth in the Indenture, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed on the redemption date, plus accrued and unpaid interest on the Notes to the redemption date. If the date fixed for redemption is a date on or after the Record Date and on or before the next following Interest Payment Date, then the interest payable on such date shall be paid to the Holder of record on the relevant Record Date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed (assuming that such Notes matured on February 15, 2025) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers that the Company appoints to act as the Independent Investment Banker from time to time.

“Reference Treasury Dealer” means (i) each of Barclays Capital Inc., Citigroup Global Markets Inc. and Merrill Lynch, Pierce Fenner & Smith Incorporated, provided, however, that if any of the foregoing ceases to be a

Primary Treasury Dealer, the Company will substitute another primary dealer in the United States Treasury Securities (a “Primary Treasury Dealer”), (ii) a Primary Treasury Dealer selected by U.S. Bancorp Investments, Inc. and (iii) one or more Primary Treasury Dealers selected by the Company.

“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity, computed as of the second Business Day immediately preceding that redemption date, of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof will be issued in the name of the Holder hereof upon cancellation hereof.

Notice of any redemption will be mailed at least 15 days but no more than 60 days before the redemption date to each holder of the Notes to be redeemed, at its registered address.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected by such amendment or modification. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

The Indenture contains provisions setting forth certain conditions to the institution of proceedings by Holders of Securities with respect to the Indenture or for any remedy under the Indenture.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal amount hereof may be declared due and payable or may be otherwise accelerated in the manner and with the effect provided in the Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any Place of Payment duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations as requested by the Holder surrendering the same.

No service charge shall be made for any such registration or transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to the presentment of this Note for registration of transfer, the Company, the Trustee, and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary.

All terms used in this Note which are defined in the Indenture and are not otherwise defined herein shall have the meanings assigned to them in the Indenture.

This Note shall be construed in accordance with and governed by the laws of the State of New York.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer such Note on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

Exhibit B

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

No. R-1	CUSIP No. 115637AT7

BROWN-FORMAN CORPORATION

4.000% NOTE DUE 2038

BROWN-FORMAN CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $300,000,000 (THREE HUNDRED MILLION DOLLARS) on April 15, 2038 and to pay interest on said principal sum semi-annually on April 15 and October 15 of each year, commencing, October 15, 2018, at the rate of 4.000% per annum from March 26, 2018, or from the most recent date in respect of which interest has been paid or duly provided for, until payment of the principal sum has been made or duly provided for. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Record Date for such Interest Payment Date, which shall be the April 1 or October 1 (whether or not a New York Business Day) next preceding such Interest Payment Date. Any such interest that is payable but is not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not earlier than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed and upon such notice as may be required by such exchange, if such manner of payment shall be deemed practical by the Trustee, all as more fully provided in the Indenture.

Payment of the principal of and interest on this Note will be made at the Place of Payment in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts; provided, however, that payments of interest may be made at the option of the Company by checks mailed to the addresses of the Persons entitled thereto as such addresses shall appear in the Security Register.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place. Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by manual or facsimile signature under its corporate seal or a facsimile thereof.

Dated:

BROWN-FORMAN CORPORATION

By:
Authorized Officer

By:
Authorized Officer

[seal]

Attest:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

Authorized Officer

REVERSE OF NOTE

BROWN-FORMAN CORPORATION

4.000% NOTE DUE 2038

This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of April 2, 2007, as supplemented by the First Supplemental Indenture dated as of December 13, 2010 and the Second Supplemental Indenture dated as of June 24, 2015 (as so supplemented, the “Indenture”), between the Company and U.S. Bank National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee, and the Holders of the Securities, the terms upon which the Securities are, and are to be, authenticated and delivered, and the definition of capitalized terms used herein and not otherwise defined herein. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may be denominated in different currencies, may mature at different times, may bear interest (if any) at different rates (which rates may be fixed or variable), may be subject to different redemption provisions (if any), may be subject to different sinking, purchase, or analogous funds (if any), may be subject to different covenants and Events of Default, and may otherwise vary as provided in the Indenture. This Note is one of a series of Securities of the Company designated as set forth on the face hereof (herein called the “Notes”), initially limited in aggregate principal amount to $300,000,000. The Company may re-open the Notes and issue an unlimited aggregate principal amount of additional notes from time to time in accordance with the terms of the Indenture. Any such additional notes, together with the then outstanding Notes, shall constitute a single series of Securities under the Indenture. No additional notes may be issued if an Event of Default (as defined in the Indenture) has occurred with respect to the Notes or if such additional notes shall not be fungible with the previously issued Notes for federal income tax purposes.

The Notes may be redeemed at the Company’s option, upon notice as set forth in the Indenture, in whole or in part prior to October 15, 2037 at a redemption price equal to (A) the greater of (i) 100% of the principal amount of the Notes to be redeemed on the redemption date or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed on that redemption date (not including any portion of any payment of interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 15 basis points, as determined by the Reference Treasury Dealer, plus (B) in each case accrued and unpaid interest on the Notes to the redemption date. At any time on or after October 15, 2037, the Notes may be redeemed at the Company’s option, upon notice as set forth in the Indenture, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed on the redemption date, plus accrued and unpaid interest on the Notes to the redemption date. If the date fixed for redemption is a date on or after the Record Date and on or before the next following Interest Payment Date, then the interest payable on such date shall be paid to the Holder of record on the relevant Record Date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed (assuming that such Notes matured on October 15, 2037) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers that the Company appoints to act as the Independent Investment Banker from time to time.

“Reference Treasury Dealer” means (i) each of Barclays Capital Inc., Citigroup Global Markets Inc. and Merrill Lynch, Pierce Fenner & Smith Incorporated, provided, however, that if any of the foregoing ceases to be a

Primary Treasury Dealer, the Company will substitute another primary dealer in the United States Treasury Securities (a “Primary Treasury Dealer”), (ii) a Primary Treasury Dealer selected by U.S. Bancorp Investments, Inc. and (iii) one or more Primary Treasury Dealers selected by the Company.

“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity, computed as of the second Business Day immediately preceding that redemption date, of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof will be issued in the name of the Holder hereof upon cancellation hereof.

Notice of any redemption will be mailed at least 15 days but no more than 60 days before the redemption date to each holder of the Notes to be redeemed, at its registered address.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected by such amendment or modification. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

The Indenture contains provisions setting forth certain conditions to the institution of proceedings by Holders of Securities with respect to the Indenture or for any remedy under the Indenture.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal amount hereof may be declared due and payable or may be otherwise accelerated in the manner and with the effect provided in the Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any Place of Payment duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations as requested by the Holder surrendering the same.

No service charge shall be made for any such registration or transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to the presentment of this Note for registration of transfer, the Company, the Trustee, and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary.

All terms used in this Note which are defined in the Indenture and are not otherwise defined herein shall have the meanings assigned to them in the Indenture.

This Note shall be construed in accordance with and governed by the laws of the State of New York.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer such Note on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever

Exhibit C

(Pricing Committee Resolutions)

MINUTES OF THE PRICING COMMITTEE

OF BROWN-FORMAN CORPORATION

NOTES PRICING

March 22, 2018

Members of the Pricing Committee of Brown-Forman Corporation, a Delaware corporation (the “Company”), consisting of Jane C. Morreau, Executive Vice President and Chief Financial Officer; Gerard J. Anderson, Senior Vice President and Treasurer; and Michael E. Carr, Jr., Vice President, Managing Attorney and Assistant Corporate Secretary (the “Committee”), held a meeting at approximately 2:00 PM EST on March 22, 2018. All participants could hear and be heard by all other participants. Also participating were representatives of Hogan Lovells US LLP and Cravath, Swaine & Moore LLP. Also present were representatives of Barclays Capital Inc., Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and U.S. Bancorp Investments, Inc., who described the marketing efforts for the offering and the basis for the recommendation of an offering size of $600 million and the terms of the Company’s Notes (as defined below). After due discussion, the Committee unanimously adopted the following resolutions:

WHEREAS, the Board of Directors of the Company has previously authorized the issuance and sale of up to $600 million aggregate principal amount of the Company’s Notes, in one or more series (the “Notes”), and has delegated to the Committee the authority to determine and approve on behalf of the Company the price and other terms of each series of Notes, including (i) the aggregate principal amount of each series of Notes, (ii) the maturity date of each series of Notes (provided that the maturity date shall not be less than three years and not more than twenty years , in each case, from the first interest payment date, (iii) the interest rate on each series of Notes (subject to a maximum effective interest rate of 5.0% per annum), (iv) the prices to the public and underwriting discounts applicable to the notes, (v) the interest and principal payment dates with respect to each series of Notes, and (vi) the prices and other terms of redemption with respect to each series of Notes.

NOW, THEREFORE, BE IT RESOLVED, that the terms of the offering (the “Offerings”) of $300,000,000 3.500% Notes due 2025 and $300,000,000 4.000% Notes due 2038, to be purchased shall be as set forth in Exhibit A attached hereto;

FURTHER RESOLVED, that (i) the Underwriting Agreements dated March 22, 2018 among the Company, Barclays Capital Inc., Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and U.S. Bancorp Investments, Inc., and other underwriters named therein (collectively, the “Underwriters”) relating to the Offerings, and (ii) the officers’ certificate to U.S. Bank National Association, as trustee, pursuant to an indenture (the “Base Indenture”), dated April 2, 2007, between the Company and U.S. Bank National Association, as trustee, as supplemented by the First Supplemental Indenture dated as of December 13, 2010 and the Second Supplemental Indenture dated as of June 24, 2015 (together with the Base Indenture, the “Indenture”) and the form of global notes to be prepared, in each case, consistent with the “Description of Notes” set forth in the applicable preliminary prospectus supplement dated March 22, 2018, are hereby approved in all respects and the officers of the Company, including but not limited to the Chief Executive Officer; Executive Vice President and Chief Financial Officer; Executive Vice President, General Counsel and Secretary; Senior Vice President and Treasurer; Vice President and Associate General Counsel; and Vice President, Managing Attorney and Assistant Secretary, be, and each of them hereby is, authorized and directed, in the name and on behalf of the Company, to execute and deliver each of the foregoing in substantially the form approved by this Committee, with such changes therein as the officer executing the same approves, such approval to be conclusively evidenced by such execution, and, if any such document shall require a countersignature or attestation, or that the Company’s corporate seal be affixed thereto, the officers of the Company be, and each of them hereby is, authorized to attest, countersign and affix the corporate seal (or a facsimile thereof) to any such instrument, agreement or documents, it being understood that any signature or corporate seal appearing on the form of certificates evidencing the Notes may be a facsimile signature or seal;

FURTHER RESOLVED, that the officers of the Company are, and each of them hereby is, authorized and empowered take all such further action, and to execute, deliver, and file all such further instruments, agreements and documents, in the name and on behalf of the Company or otherwise, and to pay all fees and expenses, as any of them shall approve in connection with the matters contemplated by the foregoing resolutions, such approval to be conclusively evidenced by the taking of such action, the execution of such instruments or agreements or such payment, as case may be; and

FURTHER RESOLVED, that the Committee hereby ratifies, confirms, and approves all actions heretofore taken by or on behalf of the Company in connection with, or otherwise reflected in, the foregoing resolutions and any and all matters related thereto.

There being no further business to come before the meeting, upon motion duly made and seconded, the meeting was adjourned.

Dated: March 22, 2018

Respectfully submitted,

/s/ Michael E. Carr, Jr.
Michael E. Carr, Jr.
Vice President, Managing Attorney and Assistant Corporate Secretary

Exhibit A

Brown-Forman Corporation

PRICING TERM SHEET

$300,000,000 3.500% Notes due 2025

$300,000,000 4.000% Notes due 2038

Issuer:	Brown-Forman Corporation

Title of Securities:	3.500% Notes due 2025 (the “2025 Notes”) 4.000% Notes due 2038 (the “2038 Notes”)

Principal Amount:	$300,000,000 of 2025 Notes $300,000,000 of 2038 Notes

Trade Date:	March 22, 2018

Settlement Date:	T + 2 (March 26, 2018)

Coupon:	2025 Notes: 3.500% 2038 Notes: 4.000%

Maturity Date:	2025 Notes: April 15, 2025 2038 Notes: April 15, 2038

Interest Payment Dates:	April 15 and October 15, commencing on October 15, 2018 April 1 and October 1

Record Dates:

Public Offering Price:	2025 Notes: 99.553% 2038 Notes: 98.855%

Yield to Maturity:	2025 Notes: 3.572% 2038 Notes: 4.084%

Spread to Benchmark Treasury:	2025 Notes: T + 80 bps 2038 Notes: T + 100 bps

Benchmark Treasury:	2025 Notes: 2.750% due February 28, 2025 2038 Notes: 2.750% due November 15, 2047

Benchmark Treasury Price and Yield:	2025 Notes: 99-27; 2.772% 2038 Notes: 93-17; 3.084%

Day Count Convention:	30/360

Optional Redemption:

The 2025 Notes may be redeemed at the Issuer’s option prior to February 15, 2025 (the “2025 Par Call Date”), in whole or in part, at a redemption price equal to the greater of (i) 100% of the principal amount of the 2025 Notes being redeemed or (ii) the discounted present value of the 2025 Notes being redeemed, assuming that the 2025 Notes matured on the 2025 Par Call Date, at the Treasury Rate plus 15 basis points. On or after the 2025 Par Call Date, the 2025 Notes may be redeemed in whole or in part, at a redemption price equal to 100% of the principal amount of the 2025 Notes redeemed.

The 2038 Notes may be redeemed at the Issuer’s option prior to October 15, 2037 (the “2038 Par Call Date”), in whole or in part, at a redemption price equal to the greater of (i) 100% of the principal amount of the 2038 Notes being redeemed or (ii) the discounted present value of the 2038 Notes being redeemed, assuming that the 2038 Notes matured on the 2038 Par Call Date, at the Treasury Rate plus 15 basis points. On or after the 2038 Par Call Date, the 2038 Notes may be redeemed in whole or in part, at a redemption price equal to 100% of the principal amount of the 2038 Notes redeemed.

CUSIP / ISIN:	2025 Notes: 115637AS9 / US115637AS96 2038 Notes: 115637AT7 / US115637AT79

Minimum Denomination:	$2,000 and integral multiples of $1,000 in excess thereof

Ratings (Moody’s / S&P / Fitch)*:	[Omitted]

Joint Book-Running Managers:

Barclays Capital Inc.

Citigroup Global Markets Inc.

Merrill Lynch, Pierce, Fenner & Smith

                       Incorporated

U.S. Bancorp Investments, Inc.

J.P. Morgan Securities LLC

PNC Capital Markets LLC

Wells Fargo Securities, LLC

Senior Co-Manager:	Scotia Capital (USA) Inc.

Co-Manager:	The Williams Capital Group, L.P.

*	A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the Securities and Exchange Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission’s website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. toll-free at 1-888-603-5847, Citigroup Global Markets Inc. toll-free at 1-800-831-9146, Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322 or U.S. Bancorp Investments, Inc. toll-free at 1-877-558-2607.